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                           BROWN, CUMMINS & BROWN CO., L.P.A.
                            ATTORNEYS AND COUNSELORS AT LAW
                                    3500 CAREW TOWER
J.W. BROWN (1911-1995)              441 VINE STREET
JAMES R. CUMMINS                CINCINNATI, OHIO  45202
ROBERT S BROWN                  TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN           TELECOPIER (513) 381-2125      OF COUNSEL
LYNNE SKILKEN                                                    GILBERT BETTMAN
AMY G. APPLEGATE
MELANIE S. CORWIN
JOANN M. STRASSER

                                 July 18, 1997

Bartlett Capital
36 East Fourth Street
Cincinnati, Ohio  45202-3896

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 24 to the Registration Statement of Bartlett Capital Trust.

         We have examined a copy of the Trust's Amended and Restated Agreement and Declaration of Trust and the amendment thereto, the Trust's By-Laws and amendments thereto, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photstat copies.

         Insofar as the opinions contained herein involve matters of laws of the Commonwealth of Massachusetts, they are based solely on the opinion of Brown, Rudnick, Freed & Gesmer, a copy of which is attached hereto.

         Based upon the foregoing, we are of the opinion that, the shares of each series of the Trust, which are registered pursuant to the Amendment, if issued in accordance with the Prospectus and Statement of Additional Information of the Trust, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Post-Effective Amendment No. 24 referred to above.


                                              Very truly yours,

                                              BROWN, CUMMINS & BROWN CO., L.P.A.
BCB:tms

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Securities and Exchange Commission
July 18, 1997
Page 2





                                 July 18, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

RE:      Bartlett Capital Trust
         Post-Effective Amendment No. 24

Gentlemen:

         We have been requested to render an opinion in connection with the filing by Bartlett Capital Trust (the "Trust") of Post-Effective Amendment No. 24 (the "Amendment") to the Trust's Registration Statement on Form N-1A.

         We invite your attention to the fact that we have been retained as special counsel to the Trust for the purpose of advising the Trust on Massachusetts law and do not represent it generally.

         In connection with this opinion, we have examined (i) a copy of the Amended and Restated Agreement and Declaration of Trust dated July 15, 1997, as amended by Amendment No. 1 dated July 15, 1997, (ii) the Trust's By-laws, as amended through July 13, 1984, (iii) a certificate of the secretary of the Trust as to the absence of changes thereto, and (iv) a certificate of good standing of the Trust dated July 17, 1997 from the Secretary of the Commonwealth of Massachusetts.

         For purposes of this opinion, we have assumed (i) the legal capacity of each natural person, (ii) the genuineness of each signature on and the completeness of each document submitted to us as





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Securities and Exchange Commission
July 18, 1997
Page 2



an original, (iii) the conformity to the original of each document submitted to us as a copy, and (iv) the authenticity of the original of each document submitted to us as a copy and (v) that all official public records searched are accurate and complete.

         Based upon and subject to the foregoing, we are of the opinion that the shares of each series of the Trust being registered pursuant to the Amendment, if sold in accordance with the terms of the Trust's Prospectus and Statement of Additional Information under the Securities Act of 1933 in effect at the time of sale for the applicable series, will be legally issued, fully paid and non-assessable by the Trust.

         This opinion may be relied upon by Brown, Cummins & Brown Co., L.P.A. in rendering an opinion on the subject matter hereof. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Amendment.


                                        Very truly yours,

                                        BROWN, RUDNICK, FREED & GESMER

                                        By:  Brown, Rudnick, Freed &
                                             Gesmer, P.C., a partner

                                        By: /s/ David H. Murphree
                                           ---------------------------
                                                David H. Murphree, duly
                                                authorized


DHM/SRL/clm







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